UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2009


                                SNT CLEANING INC.
             (Exact name of registrant as specified in its charter)

         Nevada                       333-152356                98-0453936
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)

                              1702 Chinachem Tower
                          34-37 Connaught Road Central
                                Hong Kong, China
                    (Address of principal executive offices)

                          Telephone: 011-852-3106-3103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On December 23, 2009, the Company counter-signed an offer for joint venture - earn-in to option three mining concessions comprising the Sur de Bolivar Group of Gold Properties San Carlos Project - Senderos de Oro Project. The terms of the agreement allow for the option to acquire a 55% interest in each of the three mining concessions. The payment terms and ongoing payment obligations are as follows:

     1.   $275,000 as an initial option payment;

     2. $2,500,000 for a first Work Phase over the course of two years of which:

          a.   $500,000 shall be to option the three concessions; and

          b.   $2,000,000 shall be for drilling and additional option payments;

     3. $10,000,000 for fill-in frilling and feasibility study within five years of the agreement.

The agreement is premised upon total estimated gold resources at several million ounces of gold. The seller will retain the option to convert its 45% interest into shares of the Company. This agreement is subject to the signing of a definitive agreement no later than January 15, 2010.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SNT CLEANING INC.


Date: December 29, 2009                       /s/ John Martin
                                              -------------------------------
                                              President and Director

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